UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

RESOURCES CONNECTION, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 1, 2005

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2005 Annual Meeting of Stockholders of Resources Connection, Inc. to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, on October 11, 2005, at 1:30 p.m., Pacific Daylight Time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will hear a brief presentation by Resources Connection and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope. Alternatively, as discussed in Section I of this proxy material, you may be eligible to vote electronically over the internet or by telephone. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on October 11, 2005, and urge you to return your proxy as soon as possible.

Sincerely,

Donald B. Murray President, Chief Executive Officer and Chairman of the Board

RESOURCES CONNECTION, INC.

695 TOWN CENTER DRIVE,

SUITE 600

COSTA MESA, CALIFORNIA 92626

(714) 430-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 11, 2005

To the Stockholders of Resources Connection, Inc.:

The Annual Meeting of Stockholders of Resources Connection, Inc. will be held at 1:30 p.m., Pacific Daylight Time, on October 11, 2005, at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, for the following purposes:

1. To vote for the election of Stephen J. Giusto, John C. Shaw and Jolene Sykes Sarkis to our Board of Directors, each for a three-year term expiring at the Annual Meeting in 2008;

2. To ratify the appointment of the Company’s independent registered public accounting firm; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on August 22, 2005, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Stephen J. Giusto Secretary

Costa Mesa, California

September 1, 2005

YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. YOU MAY BE ABLE TO VOTE YOUR SHARES ELECTRONICALLY BY USING A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET, AS DESCRIBED ON THE PROXY CARD, OR YOU MAY MARK, SIGN, DATE AND MAIL YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

WE ENCOURAGE YOU TO FILE YOUR PROXY ELECTRONICALLY IF EITHER OF THESE OPTIONS IS AVAILABLE TO YOU. THE METHOD BY WHICH YOU VOTE WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Resources Connection, Inc. (“Resources Connection” or “the Company”), a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at 1:30 p.m., Pacific Daylight Time, on October 11, 2005, at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, and at any adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about September 8, 2005.

We are enclosing a copy of our 2005 Annual Report to Stockholders, which includes our fiscal 2005 financial statements. The Annual Report is not, however, part of the proxy materials.

The Securities and Exchange Commission (“SEC”) requires portions of certain disclosure documents to be written in “plain English.” The “plain English” rules generally require that disclosure documents for stockholders or potential stockholders be written without using confusing legal and technical language. Although the applicable SEC rules do not require that proxy statements be written in “plain English,” we have decided to write parts of our Proxy Statement that way. We want you to have information about us in a direct and understandable manner.

In order to accomplish our goal of setting forth our information in a straightforward and understandable way, we have organized this year’s Proxy Statement into three sections. You should read all three sections.

I. Questions and answers: this section provides answers to frequently asked questions.

II. Proxy proposals: this section provides information about the proposals to be voted on at this stockholders’ meeting.

III. Required information: this section provides information that is required by law to be included in the Company’s Proxy Statement, which has not been included in Sections I and II.

SECTION I

QUESTIONS AND ANSWERS

What am I voting on?

At the Annual Meeting, our stockholders will be voting on the following proposals:

a. the election of three directors (Stephen J. Giusto, John C. Shaw and Jolene Sykes Sarkis) to our Board of Directors;

b. the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2006; and

c. any other business properly raised at the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

Our Board of Directors recommends you vote FOR each of the proposals, as outlined in Section II of this Proxy Statement.

Who can attend the Annual Meeting?

All stockholders as of August 22, 2005, can attend the Annual Meeting. If your shares are held through a broker and you would like to attend, please either (1) write Kate W. Duchene, our Chief Legal Officer, at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626; or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker).

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on August 22, 2005, which is known as the record date, are entitled to vote.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways: by mail, via the Internet, by telephone or in person at the meeting.

You are eligible to vote your shares electronically over the Internet or by telephone. This year we have retained ADP to serve as our proxy administrator. This program provides eligible stockholders who receive a paper copy of the Proxy Statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions for such alternative methods of voting. You do this by following the instructions on the voting form. If you vote your proxy via the Internet or by telephone, you do NOT have to return your proxy card by mail.

If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card. Sign and date each proxy card you receive and return it in the postage-paid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the Company’s proposals.

You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

•	notifying our corporate secretary (Stephen J. Giusto) in writing;

•	signing and returning a later-dated proxy card; or

•	voting in person at the Annual Meeting.

How will voting on any other business be conducted?

Other than the proposals described in Section II of this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Donald B. Murray and Stephen J. Giusto, our Chief Executive Officer and Chief Financial Officer, respectively, to vote on those matters according to their best judgment.

Who will count the vote?

Representatives of ADP, the independent inspector of election, will count the vote.

What does it mean if I receive more than one proxy card?

It probably means your shares are registered differently and are in more than one account. Please sign and return each proxy card, or otherwise electronically respond to each as set forth in the voting instructions on each proxy card, to ensure that all your shares are voted.

How many shares can vote?

As of the record date, 48,305,247 shares of our common stock were issued and outstanding.1 Holders of our common stock as of the record date are entitled to one vote per share for each proposal before the meeting.

What vote is required to approve the proposal to elect the nominees for directors?

A plurality of the shares of common stock voted in person or by proxy is required to elect the nominees for directors. A plurality means that the three nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

What constitutes a quorum?

A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. Because there were 48,305,247 eligible votes as of the record date, we will need at least 24,152,624 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if my shares are held by a broker or nominee?

If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

[1]	We effected a two for one split of our common stock in the form of a stock dividend for all stockholders of record as of the close of business on February 18, 2005, with a distribution date of March 1, 2005.

How will “broker non-votes” and abstentions be treated?

“Broker non-votes” are shares held by brokers or nominees for which the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular proposal, those shares will not count as votes for or votes withheld for that particular proposal. A properly executed proxy marked “Abstain” with respect to a proposal will not be voted, although it will be counted for purposes of determining whether a quorum is present.

When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2006 Annual Meeting?

Advance Notice Procedures. Under our bylaws, business may be brought before an annual meeting if it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the discretion of our Board of Directors or by a stockholder entitled to vote who has delivered notice to our corporate secretary (containing certain information specified in our bylaws) not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting (for next year’s annual meeting, no earlier than June 13, 2006 and no later than July 13, 2006). These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in next year’s proxy statement.

Stockholder Proposals for the 2006 Annual Meeting. If you are submitting a proposal to be included in next year’s proxy statement, you may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at our executive offices no later than May 8, 2006.

How do I obtain a copy of the Annual Report on Form 10-K that Resources Connection filed with the SEC?

A copy of the Company’s most recent Annual Report has been included with this proxy material. If you desire another copy of our Annual Report or Form 10-K, we will provide one to you free of charge upon your written request to our Investor Relations Department at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626, or from our Investor Relations website at “http://ir.resourcesglobal.com”.

The Company’s fiscal year consists of 52 or 53 weeks, ending on the last Saturday in May in each year. For convenience, all references herein to years or periods are to years or periods ended May 31. The fiscal years ended May 31, 2004 and May 31, 2005 consisted of 52 weeks.

SECTION II

PROXY PROPOSALS

A. ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At the Annual Meeting, three directors will be elected, each serving a term of three years expiring at our 2008 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each of the nominees, Stephen J. Giusto, John C. Shaw and Jolene Sykes Sarkis, is presently a member of our Board of Directors. The three nominees were previously elected at the 2002 annual meeting. The Board of Directors, acting upon the recommendation of the Corporate Governance, Nominating and Compensation Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors. (See “Nominees” below).

The six directors whose terms of office do not expire in 2005 are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. (See “Other Directors” below).

If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as our Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Each of the nominees has consented to serve if elected.

Following is biographical information about each nominee and each director.

Nominees

The individuals standing for election are:

Stephen J. Giusto, age 42, co-founded Resources Connection in June 1996 and served as our National Director of Operations from inception until April 1999. Mr. Giusto has served as our Chief Financial Officer, Executive Vice President of Corporate Development and Secretary since April 1999. Mr. Giusto has been a director of Resources Connection since April 1999. Prior to founding Resources Connection, Mr. Giusto was in the Orange County, California real estate practice of Deloitte & Touche LLP, a professional services firm, from 1992 to 1996. He also previously served for two years in the Deloitte & Touche LLP national office in the Office of the Managing Partner. From 1985 through 1990, Mr. Giusto was with the Deloitte & Touche LLP Orange County, California office. Mr. Giusto was admitted to the Deloitte & Touche LLP partnership in 1996.

John C. Shaw, age 71, is a director of Resources Connection, a position he has held since June 1999. Mr. Shaw currently also serves as a partner of THE SHAW GROUP, a general management and consulting company he founded in February 1997. From February 1997 to December 1999, Mr. Shaw served as the Dean of the Peter F. Drucker Graduate School of Management at Claremont Graduate University. In addition, from November 1994 to February 1997, Mr. Shaw served in the Office of the Chairman of WellPoint Health Networks Inc., a managed health care company. Prior to serving at WellPoint, Mr. Shaw was a Vice Chairman with Deloitte & Touche LLP.

Jolene Sykes Sarkis, age 55, is a director of Resources Connection, a position which she has held since April 2002. Mrs. Sarkis is currently an outside consultant for the Fortune Magazine group as well as several private businesses in the Boston area. From 1996 to 2001, Mrs. Sarkis served as publisher of Fortune and president from 1999 to 2001. Mrs. Sarkis held various positions of responsibility for Time Inc. from 1985 to 2001 in sales and marketing, primarily for Time Inc.’s leading publications which include Time, People, Sports Illustrated, Fortune and Money.

The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees set forth above.

Other Directors

The following persons represent the members of our Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting:

Donald B. Murray, age 58, co-founded Resources Connection in June 1996 and served as our Managing Director from inception until April 1999. Mr. Murray has served as our Chairman, Chief Executive Officer and President and as one of our directors since the management buyout in April 1999. Prior to founding Resources Connection, Mr. Murray was Partner-In-Charge of Accounting and Assurance Services for the Orange County, California office of Deloitte & Touche LLP, a professional services firm, from 1988 to 1996. From 1984 to 1987, Mr. Murray was the Partner-In-Charge of the Woodland Hills office of Touche Ross & Co., a predecessor firm to Deloitte & Touche LLP, a professional services firm, an office he founded in 1984. Mr. Murray’s term of office as one of our directors expires at the Annual Meeting in 2006.

Karen M. Ferguson, age 41, co-founded Resources Connection in June 1996. From inception to August 1998, Ms. Ferguson served as Managing Director of our Northern California practice. She currently serves as the Regional Managing Director of our East Coast practice offices and as an Executive Vice President, positions she has held since May 2001 and April 1999, respectively. Ms. Ferguson has been a director of Resources Connection since April 1999. Prior to joining us, Ms. Ferguson was a director with Accounting Solutions, a regional Northern California contract project-based firm from 1994 to 1995. From 1985 to 1994, Ms. Ferguson was in the San Francisco office of Deloitte & Touche LLP, a professional services firm, most recently as a Senior Manager. Ms. Ferguson’s term of office as one of our directors expires at the Annual Meeting in 2007.

Neil Dimick, age 55, is a director of Resources Connection, a position he has held since November 2003. Prior to joining the Board, Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation from August 2001 to May 2002, and served as Senior Executive Vice President and Chief Financial Officer and a director of Bergen Brunswig Corporation and was a member of the board’s finance, investment and retirement committees for more than five years prior to its merger with AmeriSource Health in 2001. Mr. Dimick began his professional career as a corporate auditor with Deloitte & Touche LLP and was a partner with the firm for eight years. He served for four years as the National Director of the firm’s Real Estate Industry Division. Mr. Dimick currently also serves on the Board of Directors of WebMD, Thoratec Corporation and Alliance Imaging, Inc. Mr. Dimick’s term of office as one of our directors expires at the Annual Meeting in 2007.

Julie Hill, age 59, is a director of Resources Connection, a position she has held since January 2004. Ms. Hill served as the founder, president and Chief Executive Officer of Hiram-Hill Development Co. from 1998 through 2001. From 1989 to 1998, Ms. Hill was Chairperson, President and Chief Executive Officer of Costain Homes, a US subsidiary of a London, United Kingdom-based publicly traded international engineering, construction and real estate group. Ms. Hill currently serves on the Board of Directors of WellPoint Inc., where she is a member of the Planning Committee, as well as a member and past Chair of the Governance and Nominating Committee, and a past member of the Audit Committee. She is a member of the Board of Directors of Lord Abbett Family of Funds, where she serves as a member of the Audit Committee and Nominating Committee. She is also currently a member of the Board of Directors of Holcim (US), where she serves as a member of the Compensation Committee. Ms. Hill’s term of office as one of our directors expires at the Annual Meeting in 2007.

A. Robert Pisano, age 62, is a director of Resources Connection, a position he has held since November 2002. Mr. Pisano served as the National Executive Director and Chief Executive Officer of the Screen Actors Guild, from September 2001 to April 2005. Previously, from August 1993 to August 2001, he was Executive Vice President, then Vice Chairman and Consultant to Metro-Goldwyn-Mayer, Inc. (“MGM”). Prior to joining MGM, Mr. Pisano was Executive Vice President of Paramount Pictures from May 1985 to June 1991, serving as General Counsel and a member of the Office of the Chairman. From 1969 to 1985, Mr. Pisano was an Associate

and then a partner with the law firm O’Melveny & Myers LLP. Mr. Pisano is also a director of the FPA Group of Funds and Netflix, Inc. Mr. Pisano serves on the Audit Committee of both the FPA Group of Funds and Netflix, Inc. Mr. Pisano’s term of office as one of our directors expires at the Annual Meeting in 2006.

Gerald Rosenfeld, age 58, is a director of Resources Connection, a position he has held since April 1999. Mr. Rosenfeld is the Chief Executive Officer of Rothschild North America, an investment banking firm, a position he has held since January 2000. Previously, from November 1998 to January 2000, he was the Managing Member of G. Rosenfeld & Co. LLC, an investment banking and consulting firm. Prior to that time, Mr. Rosenfeld was Senior Managing Director of NationsBanc Montgomery Securities LLC, an investment banking firm, from April to November 1998, and a Managing Director and head of Investment Banking of Lazard Frères & Co. LLC, an investment banking firm, from 1992 to 1998. Mr. Rosenfeld is also a director and Chairman of the Audit Committee of ContiGroup, Inc. Mr. Rosenfeld’s term of office as one of our directors expires at the Annual Meeting in 2006.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006

The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as independent registered public accounting firm to conduct the annual audit of Resources Connection’s financial statements for fiscal year 2006. This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views. If this proposal is not approved at the Annual Meeting by the affirmative vote of holders of a majority of the outstanding shares voted in person or by proxy at the meeting, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board Of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

III. REQUIRED INFORMATION

Executive Officers

The following table sets forth information about our executive officers as of July 31, 2005. Each of our executive officers serves at the pleasure of the Board of Directors:

Name	Age	Position
Donald B. Murray	58	Chairman of the Board of Directors, Chief Executive Officer, President and Director
Stephen J. Giusto	42	Chief Financial Officer, Executive Vice President of Corporate Development, Secretary and Director
Karen M. Ferguson	41	Executive Vice President and Director
Kate W. Duchene	42	Chief Legal Officer, Executive Vice President of Human Relations and Assistant Secretary
Anthony Cherbak	51	Executive Vice President of Operations
John D. Bower	44	Senior Vice President, Finance

Kate W. Duchene. Ms. Duchene is our Chief Legal Officer, a position she has held since December 1999. Ms. Duchene is also our Assistant Secretary and Executive Vice President of Human Relations, positions she has held since August 2000. Prior to joining Resources Connection, Ms. Duchene practiced law with O’Melveny & Myers LLP, a law firm, in Los Angeles, California, specializing in labor and employment matters. Ms. Duchene was with O’Melveny & Myers LLP from October 1990 through December 1999, most recently as a Special Counsel.

Anthony Cherbak. Mr. Cherbak was named to the newly-created position of Executive Vice President of Operations, effective July 11, 2005. He joined the company from Deloitte & Touche LLP, where he spent the majority of his career as an audit partner in the Orange County, California office. While with Deloitte & Touche LLP, Mr. Cherbak led the firm’s consumer business practice for its Pacific Southwest region, and most recently served as the partner in charge of the Orange County audit practice. In 1996, Mr. Cherbak took a position as Chief Financial Officer of the apparel company Mossimo, Inc. before rejoining Deloitte in mid 1997.

John D. Bower. Mr. Bower is our Senior Vice President, Finance, a position he has held since April 2005. Prior to that, Mr. Bower was the company’s Vice President of Finance from April 1999 to March 2005. Mr. Bower served as our Director of Financial Reporting and Controller from January 1998 to April 1999. Mr. Bower served as Vice President, Finance of Mossimo, Inc., an apparel company, from January 1997 to November 1997 and as Director, Finance for FHP International Corporation, a health maintenance organization, from June 1992 to January 1997. From 1982 through 1992, Mr. Bower worked in the Orange County, California office of Deloitte & Touche LLP, a professional services firm, most recently as a Senior Manager.

For information about executive officers Donald B. Murray, Stephen J. Giusto and Karen M. Ferguson, see descriptions above under “Nominees” and “Other Directors” in Section II above.

DIRECTOR MEETINGS AND COMMITTEES

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of four times during fiscal year 2005. During that same period, the Board acted four times by unanimous written consent independent of the board meetings. Each director attended at least 88% of the aggregate of (1) all Board meetings and executive sessions held during fiscal year 2005, and (2) all meetings held by committees on which he or she served during such period. The Company’s policy is that directors should make themselves available to attend the Company’s Annual Meeting of Stockholders.

Committees of the Board of Directors

Prior to becoming a public company, our Board of Directors established two standing committees: a Compensation Committee and an Audit Committee. In 2002, the Board established a Nominating Committee as a third standing committee. In April 2003, the Board unanimously approved a restructuring of the committees and established two standing committees: a Corporate Governance, Nominating and Compensation Committee and an Audit Committee, each composed entirely of directors who are not officers or employees of Resources Connection. Each committee of the Board is comprised entirely of individual directors who meet the independence requirements of the NASDAQ rules. As part of the restructuring, the Board of Directors also created a Lead Director role to serve as a representative for the independent directors regarding the resolution and communication of any emergency situation or any conflict with the management of the Company. In this role, the Lead Director also chairs the regular executive sessions of the Board of Directors, which are only attended by independent directors. For fiscal year 2004, the Board appointed A. Robert Pisano to serve as the Lead Director. Mr. Pisano was reappointed to this Lead Director position for fiscal years 2005 and 2006.

The Board of Directors annually reviews and approves the charter of each of the committees. The charters of the Corporate Governance, Nominating and Compensation Committee, as well as the Charter of the Audit Committee are available on the Company’s website at www.resourcesglobal.com.

Corporate Governance, Nominating and Compensation Committee

The Corporate Governance, Nominating and Compensation Committee (the “Committee”) of our Board of Directors is comprised of five non-employee directors, Mesdames Hill and Sarkis and Messrs. Pisano, Rosenfeld and Shaw, all of whom meet the independence criteria of the NASDAQ rules. Mr. Shaw is the Chairperson of the Committee. This Committee of the Board met four times in person and twice by telephone during our 2005 fiscal year.

Corporate Governance Committee Duties. The Committee is responsible for overseeing the corporate governance principles applicable to the Company, including the Company’s Code of Business Conduct and Ethics (the “Code”), which is approved by the entire Board of Directors annually. A copy of the Code is available on the Company’s website at www.resourcesglobal.com. The Committee annually reviews the Company’s compliance with the NASDAQ Marketplace Rules and reports the conclusions of such review to the Board.

The Board of Directors has determined that each of Neil Dimick, Julie Hill, A. Robert Pisano, Gerald Rosenfeld, John C. Shaw and Jolene Sykes Sarkis is independent under the NASDAQ Marketplace Rules.

Nominating Committee Duties. The Committee is responsible for overseeing the process of nominating individuals to stand for election or re-election as directors. In doing so, the Committee reviews and makes recommendations to the Board with respect to the composition of the Board, tenure of Board members, and skills and attributes for new directors. While the Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider stockholder suggestions of persons to be considered as nominees. Such suggestions must be sent in writing to the corporate secretary at the Company’s address and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to consideration of his or her name by the Committee. Any director candidates recommended by the Company’s stockholders will be given consideration by the Committee, consistent with the process used for all candidates and in accordance with the Company’s policy regarding such recommendations. The Company’s bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board of Directors. See “Questions & Answers—When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2006 Annual Meeting?”

The Committee’s process for identifying and evaluating director candidates is as follows. The Committee has retained a professional search firm to assist the Committee in managing the overall process, including the identification of director candidates who meet certain criteria set from time to time by the Committee. All potential candidates, whether identified by the search firm, stockholders or Board members, are reviewed by the Committee, the Chairman and Chief Executive Officer and the Executive Vice President of Human Relations, and at times by the search firm. In the course of this review, some candidates are eliminated from further consideration because of conflicts of interest, unavailability to attend Board or Committee meetings or other relevant reasons. The Committee then decides which of the remaining candidates most closely match the established criteria, described in the subsequent paragraph, and are therefore deserving of further consideration. The Committee then discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, conducts interviews and decides whether to recommend one or more candidates to the Board of Directors for nomination. The Board discusses the Committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those nominees are named in the proxy statement for election by the stockholders at the Annual Meeting (or, if between Annual Meetings, in rare cases, the nominees may be elected by the Board itself).

In order to be recommended by the Committee, a candidate must meet the following minimum qualifications, as described in the Company’s Board of Directors Corporate Governance Guidelines: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate culture and responsibilities. In addition, the Committee from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate mix both of experience, background, expertise and skills and of age, gender, and ethnic and racial diversity. These specific qualifications may vary from one year to another, depending upon the composition of the Board at that time.

As referenced above, the Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Resources Connection stockholder. Any stockholder wishing to recommend an individual as a nominee for election at the Annual Meeting of stockholders to be held in 2006 should send a signed letter of recommendation, to be received before May 8, 2006, to the following address: Resources Connection, Inc., 695 Town Center Drive, Suite 600, Costa Mesa, California 92626: Attn: Stephen J. Giusto, Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director.

Compensation Committee Duties. This Committee determines, approves and reports to the Board of Directors on all elements of compensation for our Chief Executive Officer. The Committee also is responsible for negotiating our employment agreement with our Chief Executive Officer (whose current employment agreement was negotiated in fiscal 2004 and has an initial term ending on March 31, 2009. The Committee also approves, in consultation with the Chief Executive Officer, all compensation components affecting the executive vice presidents, including establishing salaries and reviewing benefit programs and reviewing, approving, recommending and administering our broad-based incentive compensation and stock option and stock purchase plans.

The following report of the Corporate Governance, Nominating and Compensation Committee does not constitute soliciting material and should not be deemed “filed” with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Corporate Governance, Nominating and Compensation Committee Report

To the Board of Directors of Resources Connection, Inc.:

We submit the following report in the fulfillment of our duties as independent directors of the Board responsible for the oversight of compensation programs for the executive officers of the Company.

Compensation Philosophy

Our philosophy in setting compensation policies for the senior executive group, which includes our Chief Executive Officer and the executive vice presidents, is to attract, motivate and retain high caliber talent while maximizing stockholder value over time. The Committee is responsible for developing and implementing a total compensation package for the executive officers of the Company. The Committee strongly believes that executive compensation should be tied to corporate performance and increased stockholder value. The Committee has adopted the following guidelines in making its compensation decisions:

•	provide a fair and competitive total compensation package that enables us to attract and retain superior executive talent;

•	design compensation programs to further our yearly and long-term business objectives, including retaining our team oriented culture; and

•	include variable components in the compensation package that links executive financial reward to stockholder return.

Components of Executive Compensation

In this, our fifth year as a publicly-traded Company, the Committee has continued to focus on the following three components in forming the total compensation package for its senior executive officers: base salary; annual incentive bonus; and long-term equity incentives. At this stage in the Company’s development, we do not believe it is desirable to change the fundamental elements of this compensation program. The executive group participates in the same broad-based equity program as the Company’s management and administrative employees.

Base Salary

Our Chief Executive Officer and two of the executive officers have written employment agreements that establish each individual’s base salary. The Committee negotiated a new employment agreement with the Company’s Chief Executive Officer during the 2004 fiscal year. Annually, the Committee reviews Mr. Murray’s base salary to determine if any merit-based or cost of living adjustments are appropriate. For the other executive vice presidents, the Committee consults with the Chief Executive Officer to set annually each individual’s base salary. The Committee intends to compensate our senior executive officers, including our Chief Executive Officer, fairly and competitively within the relevant industry. In order to evaluate our competitive position in the professional services industry, the Compensation Committee, with the assistance of an independent compensation consulting firm, reviews and analyzes the compensation packages, both cash and equity, offered by other publicly-traded, professional services companies. We believe that this approach has allowed the Committee to compensate the senior executive group fairly and competitively by industry standards. As reflected in the Summary Compensation Table, Mr. Murray’s salary for fiscal year 2005 was $550,000. As discussed below, the Committee also emphasizes longer-term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve corporate performance goals, thereby more directly contributing to stockholder value.

Annual Incentive Bonus

During fiscal year 2005, our senior executive officers were eligible for a target annual incentive bonus, calculated by the Committee as a percentage of each officer’s base salary, under the terms of our Executive Incentive Bonus Plan, (the “Plan”). The Plan promotes a pay-for-performance philosophy by providing the executive group with direct cash incentives to achieve corporate financial goals. All senior executive officers were eligible for target bonuses ranging from 50 to 65 percent of their base salary, depending upon their positions. During fiscal year 2005, bonuses awarded under the Plan to the executive officers, including Mr. Murray, were calculated based on our achievement of certain financial performance metrics. The successful completion of these goals was measured objectively by the Committee. The Plan allowed for the incentive awards to increase if the Company exceeded certain, defined financial objectives. In the event that the Company did not meet targeted performance goals, the Plan allowed the Committee to grant only discretionary awards up to a fixed percentage of the executive officers’ base compensation. The financial metrics used to calculate the incentive bonuses are based on confidential information and are competitively sensitive as they are derived from our internal projections and business plan. Mr. Murray’s annual bonus of $802,175 reflects more than the targeted bonus amount, given the Company’s corporate performance as measured against the defined goals. This bonus represented 59 percent of his total cash compensation. Elements of our financial performance for fiscal year 2005 that directly affected Mr. Murray’s bonus calculation (as well as the bonus calculation for the other officers) included achievement of revenue and net income goals for fiscal 2005.

Long-Term Incentives

The Committee may award stock options to the senior executive officers to enhance the link between executive pay and stockholder value. Awards are made pursuant to the Resources Connection, Inc. 1999 Long-Term Incentive Plan and the 2004 Performance Incentive Plan, (collectively the “Incentive Plan”). Under the Incentive Plan, the Committee also has the ability to award other equity-based incentives such as stock appreciation rights or restricted stock but has not done so to date. The Committee is responsible for determining who should receive stock option grants, when the grants should be made, the exercise price per share and the number of shares to be granted. The Committee considers grants of long-term incentive awards to executive officers during each fiscal year. To date, stock options have only been granted at an option exercise price set at fair market value of our common stock on the date of grant. As such, stock options have value only if the stock price appreciates following the date the options are granted. The stock options reflected in the Summary Compensation Table are subject to a 48-month vesting period. This approach encourages the creation of stockholder value over the long term. The stock options awarded to the senior executive group in fiscal year 2005 were based on individual and corporate performance as determined by the Committee.

In fiscal 2005, Mr. Murray received options to purchase a total of 75,000 shares at an exercise price equal to the fair market value of the shares on the date of grant. The Committee strongly believes that equity ownership, including stock options, provides our executive officers substantial motivation to maximize long-term stockholder value.

Internal Revenue Code Section 162(m)

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to Resources Connection and to the executives of various payments and benefits. The policy of the Committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. Action will be taken to qualify most compensation approaches to ensure deductibility, except in those limited cases in which the Committee believes stockholder interests are best served by retaining flexibility. In such cases, the Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Summary

The Compensation Committee believes that its executive compensation philosophy serves the best interests of Resources Connection and its stockholders. Executive compensation paid by Resources Connection is intended to be linked to, and consistent with, corporate performance, which the Committee believes will help align the interests of its executives with those of the stockholders.

THE CORPORATE GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE

John C. Shaw, Chairperson Julie Hill A. Robert Pisano Gerald Rosenfeld Jolene Sykes Sarkis

Audit Committee

The Audit Committee of our Board of Directors consists of three non-employee directors, Neil F. Dimick, Gerald Rosenfeld and Julie Hill. Mr. Dimick serves as Chairperson. Ms. Hill joined the Committee following the death of the prior Chairperson, C. Stephen Mansfield in August of 2004. The Board of Directors has affirmatively determined that none of the members of the Audit Committee has a material relationship with the Company and that each member qualifies as independent under the Board’s independence criteria, the SEC rules and the NASDAQ Marketplace Rules. Neil Dimick qualifies as the committee’s financial expert.

Our Audit Committee operates under a written charter adopted by our Board of Directors, which is required to be provided to stockholders every three years, unless amended earlier. The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and appoints and engages, on behalf of our Board of Directors, the company’s independent registered public accounting firm. The Audit Committee also reviews and approves the provision of services by PricewaterhouseCoopers LLP, as described under the caption “All Other Fees” below, to ensure such services are compatible with maintaining the independence of PricewaterhouseCoopers LLP. In discharging its duties, the Committee:

•	appoints, compensates, retains and oversees the work of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the independent registered public accounting firm’s fees;

•	meets independently with our internal finance staff, our independent registered public accounting firm and our senior management; and

•	consults with our independent registered public accounting firm with regard to the plan of audit, the results of the audit and the audit report and confers with the independent registered public accounting firm regarding the adequacy of internal accounting controls.

The members of our Audit Committee met four times during our 2005 fiscal year.

Fees

The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for fiscal years ended May 31, 2004 and May 31, 2005:

	2004	2005
Audit Fees	$310,797	$1,168,209
Audit Related Fees	$149,400	$0
Tax Fees	$3,750	$0
All Other Fees	$0	$0

The audit-related fees in fiscal 2004 were incurred in connection with assistance in procedures performed in the acquisition of ETM in fiscal year 2004 and the preparation of special purpose financial statements of ETM. Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X (relating to waivers with respect to the requirement that fees be pre-approved) was not applicable to any of the services for 2004 described in the above table.

Audit Committee Policy Regarding Pre-Approval of Services of Independent Registered Public Accounting Firm

As set forth in the Charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre-approval of, (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. In fiscal 2005, all fees of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors of Resources Connection, Inc.

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities fall into three categories:

•	first, the Committee is responsible for monitoring the preparation of and reviewing the quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside independent registered public accounting firm regarding significant accounting and reporting matters;

•	second, the Committee is responsible for the appointment, compensation, retention and oversight of all of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting), as well as determining whether the outside registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to Independent Standards Board Standard No. 1); and

•	third, the Committee oversees management’s implementation of effective systems of internal controls.

The Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements for the years ended May 31, 2003, 2004 and 2005, known as the Audited Financial Statements. Management advised the Committee that the Audited Financial Statements were prepared in accordance with generally accepted accounting principles. In addition, the Committee discussed with PricewaterhouseCoopers LLP the matters required by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Committee discussed with that firm its independence from the Company. The Committee also discussed with the Company’s management and PricewaterhouseCoopers LLP such other matters and received the assurances from that firm, as the Committee deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, the Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in Resources Connection’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005.

THE AUDIT COMMITTEE

Neil Dimick, Chairperson

Gerald Rosenfeld

Julie Hill

Communications with the Board

Communications that are intended specifically for non-management directors should be sent to the company’s corporate headquarters at 695 Town Center Drive, Suite 600 Costa Mesa, CA 92626, addressed to the attention of the Chairperson of the Corporate Governance, Nominating and Compensation Committee or Chairperson of the Audit Committee and marked “confidential, intended for recipient’s review only”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no report on Form 5 was required for such persons, we believe that, for the reporting period covering our 2005 fiscal year, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that (i) Mrs. Sarkis filed a late report on Form 4, the grant of 1,500 stock options (ii) Ms. Duchene, Ms. Ferguson and Mr. Giusto filed a late report on Form 4, in each case the grant of 12,500 stock options, (iii) Mr. Bower filed a late report on Form 4, the grant of 5,000 stock options, and (iv) Mr. Murray filed a late report on Form 4, the grant of 37,500 stock options. All referenced option grants were granted prior to the two for one split of the Company’s common stock effected during fiscal 2005.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to us in all capacities during fiscal 2003, fiscal 2004 and fiscal 2005 by our Chief Executive Officer and the four other most highly compensated officers whose total salary and bonuses exceeded $100,000 in fiscal 2005. The individuals listed in the table below are collectively referred to as the named executive officers.

Summary Compensation Table

	Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		All Other Annual Compensation ($)		Securities Underlying Options (#)
Donald B. Murray, Chief Executive Officer	2005 2004 2003	559,000 547,822 452,700	(4) (4) (4)	802,175 754,014 356,300	(1) (2) (3)	2,727 2,400 2,367	(5) (5) (5)	75,000 112,500 37,500	(6) (7) (7)

Stephen J. Giusto, Chief Financial Officer	2005 2004 2003	286,000 274,923 270,000	(4) (4) (4)	311,350 304,012 119,458	(1) (2) (3)	2,727 2,400 2,170	(5) (5) (5)	25,000 37,500 12,500	(6) (7) (7)

Karen M. Ferguson, Executive Vice President	2005 2004 2003	286,000 284,384 271,000	(4) (4) (4)	311,350 304,012 163,892	(1) (2) (3)	2,646 2,400 2,270	(5) (5) (5)	25,000 37,500 12,500	(6) (7) (7)

Kate W. Duchene, Executive Vice President of Human Relations and Chief Legal Officer	2005 2004 2003	272,962 233,923 225,000		311,350 278,618 155,000	(1) (2) (3)	0 0 0		25,000 37,500 12,500	(6) (7) (7)

John D. Bower, Senior Vice President of Finance	2005 2004 2003	174,652 155,885 156,731		152,700 106,000 85,000	(1) (2) (3)	2,727 2,400 2,367	(5) (5) (5)	10,000 15,000 5,000	(6) (7) (7)

(1)	Consists of bonuses earned in fiscal 2005 and paid in fiscal 2006.
(2)	Consists of bonuses earned in fiscal 2004 and paid in fiscal 2005.

(3)	Consists of bonuses earned in fiscal 2003 and paid in fiscal 2004.
(4)	Includes an automobile allowance of $9,000.
(5)	Consists of a matching contribution under the terms of Resources Connection’s defined contribution 401(k) plan.
(6)	Award reflects the two for one split in the Company’s common stock effected during fiscal year 2005.
(7)	Award granted prior to the two for one split in the Company’s common stock.

Stock Options and Long-Term Incentive Awards in Fiscal 2005

The table below sets forth the options granted to named executive officers during fiscal 2005. No restricted stock awards were granted to named executive officers in fiscal 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal 2005	Exercise Price per Share ($/Share)		Expiration Date
							5% ($)	10% ($)
Donald B. Murray	75,000	(1)	4.045%	24.46	(2)	2/10/15	1,153,700	2,923,720
Stephen J. Giusto	25,000	(1)	1.348%	24.46	(2)	2/10/15	384,569	974,574
Karen M. Ferguson	25,000	(1)	1.348%	24.46	(2)	2/10/15	384,569	974,574
Kate W. Duchene	25,000	(1)	1.348%	24.46	(2)	2/10/15	384,569	974,574
John D. Bower	10,000	(1)	0.539%	24.46	(2)	2/10/15	153,828	389,829

(1)	This number of securities noted reflects the two for one stock split effected during fiscal year 2005.
(2)	The price noted reflects the two for one stock split effected during fiscal year 2005.

Each option vests in equal annual installments over the four-year period commencing on the grant date and has a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of service with Resources Connection.

The potential realizable values are based on an assumption that the stock price of our common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth of the shares of our common stock.

Exercise of Options and Year-End Values

The following table provides summary information regarding option exercises and the number of shares of our common stock underlying outstanding stock options held by each of our named executive officers as of May 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at May 31, 2005		Value of Unexercised In-the-Money Options at May 31, 2005
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Donald B. Murray	—	—	226,250	318,750	$1,643,550	$1,644,000
Stephen J. Giusto	—	—	108,750	106,250	$923,350	$548,000
Karen M. Ferguson	—	—	108,750	106,250	$923,350	$548,000
Kate W. Duchene	—	—	193,750	106,250	$2,502,650	$548,000
John D. Bower	—	—	37,500	42,500	$301,750	$219,200

Dollar values in the table shown above are calculated by taking the fair market value of our common stock on May 27, 2005 (the last trading day prior to our fiscal year end), subtracting the per share exercise price of the options, and multiplying the result by the number of shares.

Corporate Governance, Nominating and Compensation Committee Interlocks and Insider Participation

The Corporate Governance, Nominating and Compensation Committee (the “Committee”) of our Board of Directors consists of five non-employee directors, Mesdames Hill and Sarkis and Messrs. Shaw, Pisano and Rosenfeld. None of the members of the Committee is or was an officer or employee of our Company. No executive officer of our Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors.

Employment Agreements

We have entered into employment agreements with Mr. Murray, Mr. Giusto and Ms. Ferguson.

Mr. Murray. Pursuant to his employment agreement, Mr. Murray serves as our Chief Executive Officer and receives an annual base salary of $550,000, effective April 1, 2004. The employment agreement has an initial term ending on March 31, 2009. If any payment Mr. Murray receives pursuant to his employment agreement is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, or compensation subject to excise tax under Section 4999 of the Internal Revenue Code, Mr. Murray is entitled to an excise tax gross-up payment.

Mr. Giusto. Pursuant to his employment agreement, Mr. Giusto serves as our Chief Financial Officer and receives an annual base salary of $277,000. The employment agreement provides for annual renewal. The agreement has been renewed through March 31, 2006.

Ms. Ferguson. Pursuant to her employment agreement, Ms. Ferguson serves as an Executive Vice President and receives an annual base salary of $277,000, effective July 3, 2003. The employment agreement provides for annual renewal. The agreement has been renewed through March 31, 2006. If Ms. Ferguson is terminated without cause, in addition to the severance payment described below, she will also receive reimbursement for her relocation expenses up to $100,000.

Each of the above-described employment agreements has the following uniform terms:

Automatic Renewal. Upon termination of the initial term of the employment agreement, the agreement will automatically renew for one-year periods unless the employee or the Company elects not to extend the agreement.

Termination by Us Without Cause or by Employee for Good Reason. In the event we do not renew, or reemploy under alternative terms, the agreement or the employee is terminated other than for “cause” (which is defined in the agreement to include, among other things, conviction of a felony, fraudulent conduct, failure to perform duties or observe covenants of the agreement, or theft) or if the employee terminates his or her employment for “good reason” (which is defined in the agreement to include, among other reasons, a change in control) the employee will receive severance pay which includes:

•	any accrued but unpaid base salary as of the date of the employee’s termination;

•	the earned but unpaid annual bonus, if any;

•	the target annual incentive compensation, if any, that the employee would have been entitled to receive pursuant to the employment agreement in respect of the fiscal year in which the termination occurs; and

•	the employee’s then current base salary multiplied by the greater of either (1) two, for Mr. Giusto and Ms. Ferguson, or three for Mr. Murray, and (2) the number of years (including fractions) remaining in the initial term of the agreement.

The employment agreements also provide that the employee shall be entitled to receive employee benefits to which the employee may be entitled under the employee benefit plans and continued participation in our group health insurance plans at our expense until the earlier of three years from the date of termination or the employee’s eligibility for participation in the group health plan of a subsequent employer.

Director Compensation

As compensation for their services on our Board of Directors, our non-employee directors receive:

•	$25,000 per year paid either in cash or discounted stock options which vest immediately, at the director’s election;

•	a one-time grant of 6,000 stock options at the time a director joins the Board, vesting over a four (4) year period;

•	an annual grant of 3,000 stock options, vesting over a four (4) year period;

•	discretionary stock option grants; and

•	reimbursement for expenses incurred in attending Board and committee meetings.

Directors who serve on committees of our Board of Directors also receive compensation in the amount of $5,000 per committee per year. The Chairpersons of the Audit and Corporate Governance, Nominating and Compensation Committees receive an additional $5,000 per year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following descriptions summarize the material terms of certain relationships and transactions with any of our officers, directors and holders of 5% or more of our outstanding capital stock.

Relationship With Spectrum Risk Management & Insurance Services

During fiscal 2005, Blue Shield of California, Blue Cross/Blue Shield of Illinois and Met/Life, the providers of certain of the Company’s employee health and dental insurance plans, paid Spectrum Risk Management Insurance Services (“Spectrum”) approximately $487,637 for broker services provided in connection with the Company’s employee benefit plans. Spectrum earned an additional $71,902 in fiscal 2005 for broker services provided in connection with the Company’s workers’ compensation and professional liability and associated commercial insurance plans. The brother of Kate Duchene, the Company’s Executive Vice President of Human Relations and Chief Legal Officer, owns a majority interest in Spectrum. The decision to contract with Spectrum was made by the Finance department of the Company, which oversees the procurement of the Company’s insurance services. Ms. Duchene was not involved in the selection process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of July 31, 2005 for:

•	each person who beneficially owns more than five percent of the common stock of the Company;

•	each of our directors;

•	each named executive officer; and

•	all directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Resources Connection, Inc., 695 Town Center Drive, Suite 600, Costa Mesa, California 92626.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 48,193,394 shares of common stock outstanding as of July 31, 2005.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Directors and Named Officers
Donald B. Murray(1)	1,974,494	4.10%
Stephen J. Giusto(2)	579,106	1.20%
Karen M. Ferguson(3)	445,500	*
Kate W. Duchene(4)	200,000	*
John D. Bower(5)	62,336	*
Anthony Cherbak	25,000	*
Gerald Rosenfeld(6)	177,984	*
A. Robert Pisano(7)	10,336	*
Jolene Sykes Sarkis(8)	7,500	*
John C. Shaw(9)	5,910	*
Julie H. Hill(10)	3,842	*
Neil Dimick(11)	2,500	*
Executive Officers and Directors as a group (12 persons)	3,494,508	7.25%

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
T. Rowe Price Associates Inc.(12)	4,259,800	8.84%
Delaware Management Co. Inc.(13)	3,986,428	8.27%
FMR Corp.(14)	3,258,866	6.76%
TimesSquare Capital Management, LLC(15)	2,508,246	5.20%

*	Represents less than 1%.
(1)	Includes shares owned by Mr. Murray and shares beneficially owned by Mr. Murray in The Murray Family Trust, Donald B. Murray, Trustee; Murray Family Income Trust, Donald B. Murray and Carol E. Murray, Trustees. Mr. Murray is the beneficial owner of 245,000 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(2)	Includes shares owned by Mr. Giusto, beneficially owned by Mr. Giusto in The Giusto Family Income Trust dated 9/12/2000, Michael J. Giusto, Trustee and 2,000 shares owned by the spouse of Mr. Giusto. Mr. Giusto is the beneficial owner of 115,000 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(3)	Ms. Ferguson is the beneficial owner of 115,000 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(4)	Ms. Duchene is the beneficial owner of 200,000 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(5)	Mr. Bower is the beneficial owner of 40,000 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(6)	Mr. Rosenfeld is the beneficial owner of 7,754 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(7)	Mr. Pisano is the beneficial owner of 10,336 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(8)	Mrs. Sarkis is the beneficial owner of 7,500 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(9)	Mr. Shaw is the beneficial owner of 5,910 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(10)	Ms. Hill is the beneficial owner of 3,842 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(11)	Mr. Dimick is the beneficial owner of 2,500 shares of common stock subject to options exercisable within 60 days of July 31, 2005.
(12)	According to a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc., dated February 14, 2005, T. Rowe Price Associates, Inc. has sole voting power with respect to 352,000 shares of common stock and sole dispositive power with respect to 2,129,900 shares of common stock. The address of T. Rowe Price Associates, Inc. listed in the Schedule 13G is 100 East Pratt Street, Baltimore, Maryland 21202.
(13)	According to a Schedule 13G filed with the SEC by Delaware Management Holdings, dated February 2, 2005, Delaware Management Holdings has sole voting power with respect to 1,985,834 shares of common stock and sole dispositive power with respect to 1,993,214 shares of common stock. The address of Delaware Management Holdings listed in the Schedule 13G is 2005 Market Street, Philadelphia, Pennsylvania 19103.
(14)	According to a Schedule 13G filed with the SEC by FMR Corp, dated. February 14, 2005, FMR Corp has sole dispositive power with respect to 1,629,432 shares of common stock. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(15)	According to a Schedule 13G filed with the SEC by TimesSquare Capital Management, LLC, dated February 11 2005, TimesSquare Capital Management, LLC has sole voting power with respect to 1,048,723 shares of common stock and sole dispositive power with respect to 1,254,123 shares of common stock. The address of TimesSquare Capital Management, LLC listed in the Schedule 13G is Four Times Square, 25th Floor, New York, NY 10036.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative total return to the holders of our common stock with the cumulative total return of the Russell 2000 Indexes, the Standard Industry Code 8742—Management Consulting Services, the Standard Industry Code 7379—Computer Related Services Not Elsewhere Classified and the Standard Industry Code 8721—Accounting, Auditing and Bookkeeping Services, for the period commencing on the first day our common stock was traded on the Nasdaq Stock Market, December 15, 2000, and ending on May 31, 2005. The graph assumes that $100 was invested on December 15, 2000 in our common stock and in each index (based on prices from the close of trading on December 15, 2000), and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period may not be indicative of future stockholder returns.

The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

COMPARE CUMULATIVE TOTAL RETURN

AMONG RESOURCES CONNECTION,

RUSSELL 2000 INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON DEC. 15, 2000

ASSUMES DIVIDENDS REINVESTED

	12/15/2000	5/26/01	5/25/02	5/31/03	5/31/04	5/31/05
RESOURCES CONNECTION	100.00	208.13	153.44	139.81	266.38	249.00
SIC 8742	100.00	90.63	77.53	67.48	88.76	83.97
RUSSELL 2000 INDEX	100.00	102.68	100.80	91.20	118.02	128.07
SIC 7379	100.00	103.09	97.83	81.67	134.06	115.90
SIC 8721	100.00	80.77	74.94	64.89	79.36	62.21

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the office of the United States Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the United States Securities and Exchange Commission at 1-800-SEC-0330 for further information. Our United States Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the United States Securities and Exchange Commission at www.sec.gov and on our website at www.resourcesglobal.com.

By order of the Board of Directors,

Stephen J. Giusto Secretary

Costa Mesa, California

September 1, 2005

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND

RETURN THE ENCLOSED PROXY PROMPTLY OR VOTE YOUR SHARES

BY TELEPHONE OR USING THE INTERNET

RESOURCES CONNECTION, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING, OCTOBER 11, 2005

The undersigned, a stockholder of RESOURCES CONNECTION, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report to Stockholders for its fiscal year ended May 31, 2005; and, revoking any proxy previously given, hereby constitutes and appoints Donald B. Murray and Stephen J. Giusto, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote all shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California 92626, on October 11, 2005 at 1:30 p.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued and to be signed on other side)

RESOURCES CONNECTION, INC. C/O AMERICAN STOCK TRANSFER ATT: JOE WOLF 6201 15TH AVE. BROOKLYN, NY 11219

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

26 20

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Resources Connection, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Resources Connection, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000

000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

RESCN1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

RESOURCES CONNECTION, INC.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1.

Vote on Directors

1. Nominees for a three-year term as a member of the Company’s Board of Directors:

1) Stephen J. Giusto

2) John C. Shaw

3) Jolene Sykes Sarkis

02 0000000000 214958324462

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

Vote on Proposal

The Board of Directors and the Audit Committee recommend a vote FOR Proposal 2.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

For

Against

Abstain

For address changes and/or comments, please check this box and write them on the back where indicated

Please indicate if you plan to attend this meeting

Yes

No

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

Signature [PLEASE SIGN WITHIN BOX]

Date

P20165

Signature (Joint Owners)

Date

123,456,789,012

76122Q105